                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                       AMENDMENT NO. 3 TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  August 31, 1998
                                                   -----------------


                          THE LEARNING COMPANY, INC.
                          --------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
           --------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


         1-12375                                         94-2562108
-------------------------                  ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


One Athenaeum Street
Cambridge, MA                                                      02142
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


                                (617) 494-1200
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5 and Item 7 of the Current Report on Form 8-K, as originally filed on
September 10, 1998, and amended on November 4, 1998 and November 10, 1998, of The Learning Company, Inc. ("TLC" or the "Company") are hereby amended and restated in their entirety as follows:

Item 5.  Other Events

     On September 10, 1998, TLC filed with the Securities and Exchange Commission, as part of a Current Report on Form 8-K, dated August 31, 1998, certain financial statements relating to the acquisition of Broderbund Software, Inc. ("Broderbund"). TLC filed Amendment No. 1 to Current Report on Form 8-K/A, dated November 4, 1998, and Amendment No. 2 to Current Report on Form 8-K/A, dated November 10, 1998, which included Supplemental Consolidated Financial Statements of TLC and Unaudited Supplemental Consolidated Financial Information of TLC to reflect the acquisition of Broderbund which has been accounted for using the pooling-of-interests method of accounting.

     TLC is filing today as Exhibit 99.2 Supplemental Consolidated Financial Statements of TLC as a result of the following:

     In March 1998, the Company acquired Mindscape, Inc. and certain affiliated companies ("Mindscape") for approximately $152 million in a business combination accounted for as a purchase. The Company allocated $103 million of the purchase price to in-process technology. The Company believes that the amount recorded as an in-process technology charge at the date of its acquisition was determined in a manner consistent with appraisal practices utilized at the time of the acquisition. Subsequent to the acquisition, in a letter dated September 9, 1998 to the American Institute of Certified Public Accountants, the Chief Accountant of the Securities and Exchange Commission (the "SEC") reiterated the views of the staff of the SEC (the "Staff") on certain appraisal practices employed in the determination of the fair value of the in-process technology and other intangible assets.

     The Company has had discussions with the Staff concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets as detailed in the September 9, 1998 letter from the Chief Accountant, and as a result of these discussions, the Company has implemented the methodology. The Company has restated its previously issued results to reflect the discussions with the Staff and to apply the appropriate guidance and policies. The purchase price of Mindscape has been allocated by the Company based upon the application of the recent guidance and certain of the Company's financial statements have been restated. After applying the guidance and policy, the allocation of the Mindscape purchase price was changed for in-process technology from $103 million to $40 million; for complete and core technology

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from $13 million to $22 million; and for brands and trade names from
$30 million to $38 million, resulting in a change to goodwill from $9.85 million to $55.85 million.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          See Exhibit Index attached hereto.

     (d)  Supplemental Consolidated Financial Statements of TLC

     The supplemental consolidated balance sheets of TLC for the years ended January 3, 1998 and January 4, 1997 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three TLC fiscal years in the period ended January 3, 1998 are hereby incorporated by reference herein and filed as Exhibit 99.2 hereto.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 25, 1999                THE LEARNING COMPANY, INC.
                                         (Registrant)



                              By:   /s/ R. Scott Murray
                                  -----------------------------------
                                    R. Scott Murray
                                    Executive Vice President and
                                    Chief Financial Officer

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                                 EXHIBIT INDEX


Exhibit
Number                   Description
-------                  -----------

2.1* Agreement and Plan of Merger dated as of June 21, 1998 by and among TLC, TLC Merger Corp. and Broderbund.

23.2      Consent of PricewaterhouseCoopers LLP.

99.1*     Press Release dated August 31, 1998.

99.2      Supplemental Consolidated Financial Statements of TLC.

___________________________________

*    Previously filed.